Exhibit n.2

Consent of Independent Auditor

SLR Investment Corp.

New York, New York

We hereby consent to the use of our report dated February 16, 2021 on the consolidated financial statements of Crystal Financial LLC in this Registration Statement on Form N-2 (No. 333-255662) of SLR Investment Corp.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania

June 24, 2021